As filed with the Securities and Exchange Commission on March 7, 2011
     Registration No. 333-170774

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

ENTERPRISE PRODUCTS COMPANY 2005 EPE LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Delaware	76-0568219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Stephanie C. Hildebrandt
1100 Louisiana Street, 10th Floor	1100 Louisiana Street, 10th Floor
Houston, Texas 77002	Houston, Texas 77002
(713) 381-6500	(713) 381-6500
(Address, including zip code,	(Name, address and telephone
of registrant’s	number, including area code,
principal executive offices)	of agent for service)

With a copy to:
David C. Buck
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     On November 23, 2010, Enterprise Products Partners L.P. (the “Partnership”) filed a registration statement on Form S-8, Registration No. 333-170774 (the “Registration Statement”) with the Securities and Exchange Commission, which was deemed effective upon filing. The Registration Statement registered the offer and sale of 135,000 common units representing limited partner interests in the Partnership issuable pursuant to the Enterprise Products Company 2005 EPE Long-Term Incentive Plan (the “Registered Securities”).
     The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration by means of a post-effective amendment any of the Registered Securities which remain unsold at the termination of the offering, the Registration Statement is hereby amended by this Post-Effective Amendment No. 1 to remove from registration all Registered Securities which remain unsold to date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 7, 2011.

ENTERPRISE PRODUCTS PARTNERS, L.P. By: Enterprise Products Holdings LLC, its general partner
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer of Enterprise Products Holdings LLC

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Title (within Enterprise Products Holdings
Signature	LLC)	Date

/s/ Michael A. Creel Michael A. Creel	Director, President and Chief Executive Officer (Principal Executive Officer)	March 7, 2011

/s/ W. Randall Fowler W. Randall Fowler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 7, 2011

* A. James Teague	Director, Executive Vice President and Chief Operating Officer	March 7, 2011

/s/ Michael J. Knesek Michael J. Knesek	Senior Vice President, Controller and Principal Accounting Officer	March 7, 2011

* E. William Barnett	Director	March 7, 2011

* Charles M. Rampacek	Director	March 7, 2011

* Rex C. Ross	Director	March 7, 2011

* Randa Duncan Williams	Director	March 7, 2011

* Dr. Ralph S. Cunningham	Director	March 7, 2011

Title (within Enterprise Products Holdings
Signature	LLC)	Date

* Richard H. Bachmann	Director	March 7, 2011

* Thurmon M. Andress	Director	March 7, 2011

* Charles E. McMahen	Director	March 7, 2011

* Edwin E. Smith	Director	March 7, 2011

*By:	/s/ Michael A. Creel	March 7, 2011
Michael A. Creel
Attorney-in-Fact